                                                                   EXHIBIT 10.12

                               SERVICE AGREEMENT

          This Service Agreement ("Agreement") is made and entered into as of the 21st day of December, 1995, by and between GENERAL MANUFACTURED HOUSING, INC., a Georgia corporation ("GMH") and M/H RETAIL, INC., a Georgia corporation ("Retail").

                                  WITNESSETH:

          WHEREAS, GMH is in the business of manufacturing and selling at wholesale manufactured homes; and

          WHEREAS, Retail is in the business of providing warranty and repair services with respect to manufactured homes and has, in the past, provided such services to GMH; additionally, Retail is engaged in the business of selling at retail materials and components used in the manufacture and repair of manufactured housing (collectively, "Retail Sales"), such materials and components being acquired from GMH at prices equal to GMH's cost for new materials and components and at no cost to Retail for damaged or used materials and components; and

          WHEREAS, GMH and Retail desire to enter into this Agreement to set forth their respective rights and obligations with respect to such warranty and repair services;

          NOW, THEREFORE, in consideration of the premises set forth above, and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, GMH and Retail, intending to be legally bound, hereby agree as follows:

          1.   Provision of Services.

          (a) OBLIGATIONS OF RETAIL. During the term of this Agreement and subject to the terms and conditions set forth herein, upon request by GMH in the form of a written work order, Retail shall provide all warranty and repair services requested by GMH with respect to each manufactured home produced by GMH (the "Services"). All Services shall be:

          (i)   performed by independent contractors engaged by Retail;

          (ii)  performed promptly upon request by GMH;

          (iii) performed in a professional, efficient and workmanlike manner and to the satisfaction of GMH;

          (iv) performed by independent contractors who Retail reasonably believes to be sufficiently qualified and who have sufficient tools and equipment, including, without limitation, trucks and means of transportation for such contractors to perform the requested tasks; and

          (v) performed in accordance with applicable federal, state and local laws, codes, ordinances, rules and regulations.

It shall be Retail's responsibility to correct, in a timely fashion and at its sole expense, defects and deficiencies in its Services resulting from its failure to act in accordance with the standards set forth in this Agreement. In addition, Retail shall make available to GMH, throughout the term hereof, its officers and employees, for consultation and advice with respect to the subject matter of this Agreement. Retail understands and agrees that GMH has worked for and established a favorable, positive and respected status in the manufactured housing industry among dealers, suppliers, other manufacturers and customers and GMH desires to maintain such status. Retail agrees to use its best efforts to help GMH maintain such status.

          (b) OBLIGATIONS OF GMH. During the term of this Agreement and subject to the terms and conditions set forth herein, GMH shall permit Retail, its employees, agents and independent contractors to have access to records reasonably necessary and appropriate to enable Retail to perform the Services under the work orders submitted by General pursuant to Section 1(a) hereof.

          2.   Exclusivity of Services.   During the term of this Agreement,
Retail shall provide warranty and repair services exclusively to GMH. In consideration of the foregoing, GMH shall request Retail, pursuant to this Agreement, to perform all warranty and repair work required by GMH on all homes manufactured by it, except to the extent that any such repairs are beyond the capabilities of Retail.

          3.   PAYMENTS.

          (a) PAYMENT FOR SERVICES; PRICE. Upon completion of the Services with respect to each manufactured home with respect to which Services are provided hereunder, Retail shall deliver an invoice to GMH. The amount of each such invoice shall be Retail's actual cost of providing such Services plus an amount per unit determined by GMH from time to time. Promptly upon receipt of each such invoice, GMH shall mail to Retail a check in the amount of such invoice. GMH and its agents shall have the right, at reasonable times, to review the books and records of Retail to confirm the cost to Retail of providing the Services hereunder. Retail's actual cost of providing Services shall not include any of its overhead including, without limitation, the salaries of its employees, its lease of operating space or any similar amounts.

          (b) MANAGEMENT FEE. Retail shall pay to GMH a management fee (the "Management Fee"), payable quarterly within 30 days following the end of each calendar quarter hereunder, in an amount equal to the operating profit of Retail for such quarter, if any, which otherwise would be realized but for the Management Fee. In the event Retail's cash resources are insufficient to permit it to pay the Management Fee to GMH, the deficiency in such required payment shall be recorded as a payable from Retail to GMH. Retail agrees that it will not make any payment other than in the ordinary and customary course of business without the prior consent of GMH.

          (c) FUNDING OF OPERATING DEFICITS. GMH agrees to fund in cash the full amount of any monthly operating deficit of Retail within 10 days following written notice from Retail given to GMH after the end of any calendar month for which an operating deficit is recorded.

          4. Term. The term of this Agreement shall commence on the date hereof and shall continue until June 30, 1997, unless earlier terminated by either party in accordance with Section 12 hereof.

          5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF RETAIL. Retail represents, warrants, and covenants to GMH as follows:

               (a) Organization, good standing and power. Retail is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Retail has all requisite corporate power, authority and capacity to enter into this Agreement and to perform all of its obligations hereunder and this Agreement constitutes the legal, valid and binding obligation of Retail and is enforceable against it in accordance with its terms.

               (b) Authorization. This Agreement has been authorized by all necessary corporate action of Retail.

               (c) Effective Agreement. The execution, delivery and performance of this Agreement by Retail and the consummation of the transactions contemplated hereby do not and will not conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under, the Certificate of Incorporation or the By-Laws of Retail, or any material contract, agreement, commitment, indenture, mortgage, pledge, note, bond, license, permit, or other instrument or obligation to which Retail is a party or by which Retail or its assets may be bound or affected, or any law, regulation, ordinance, or decree to which Retail or its assets are subject. The recitals to this Agreement insofar as they relate to Retail are accurate.

               (d) Litigation. There is no suit, action or litigation, administrative hearing, arbitration or other proceeding or governmental inquiry or investigation affecting Retail or its properties pending or, to the best knowledge of Retail, threatened against Retail in connection with this Agreement or the transactions contemplated hereby.

          6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF GMH. GMH represents, warrants and covenants to Retail as follows:

               (a) Organization, good standing and power. GMH is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia. GMH has all requisite corporate power, authority and capacity to enter into this Agreement and this Agreement constitutes the legal, valid and binding obligation of GMH and is enforceable against it in accordance with its terms.

               (b) Authorization. This Agreement has been authorized by all necessary corporate action of GMH.

               (c) Effective Agreement. The execution, delivery and performance of this Agreement by GMH and the consummation of the transactions contemplated hereby do not and will not: conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under, the Certificate of Incorporation or By-Laws of GMH, or any MATERIAL contract, agreement, commitment, indenture, mortgage, pledge, note, bond, license, permit, or other instrument or obligation to which GMH is a party or by which GMH or its assets may be bound or affected, or any law, regulation, ordinance or decree to which GMH or its assets are subject. The recitals to this Agreement insofar as they relate to GMH are accurate.

               (d) Litigation. There is no suit, action or litigation, administrative hearing, arbitration or other proceeding or governmental inquiry or investigation affecting GMH or its properties pending or, to the best knowledge of GMH, threatened against GMH in connection with this Agreement or the transactions contemplated hereby.

          7. INSURANCE. Retail shall purchase and maintain in effect at all times, during and after the term of this Agreement, primary, excess, or umbrella insurance, including Comprehensive General Liability and Contractual Liability Coverage with a minimum aggregate limit of liability of $3,000,000 per claim and per policy year. Such insurance shall be issued by an insurer acceptable to GMH and shall specifically name GMH as a named insured and shall provide for thirty
(30) days' advance written notice to GMH of any modification or termination of the policy. Retail shall, upon GMH's request, promptly furnish to GMH an original certificate of insurance, signed by an authorized representative or agent of the insurer, as of the date of such request, evidencing compliance with the foregoing. If Retail fails to purchase and maintain such insurance, GMH may purchase the required insurance and Retail shall promptly reimburse GMH for that cost.

          8. GMH OPTION TO PURCHASE RETAIL. At any time during the term hereof, GMH may, upon thirty (30) days' written notice to Retail (the "Notice"), purchase the business of Retail for a purchase price equal to the net assets (i.e., total assets less total liabilities as shown on Retail's balance sheet, as of a date within 30 days of the Notice, prepared by the firm of accountants then serving GMH) of such business. Such purchase may be structured as a stock purchase, an asset purchase, a merger or otherwise, in the discretion of GMH. In connection with such purchase, Retail agrees to use its reasonable efforts in good faith to facilitate the orderly transition to GMH of Retail's relationship with its network of independent contractors performing Services. The closing for the purchase provided herein shall be held at the offices of GMH on a date mutually agreed upon by the parties but no later than thirty (30) days from the date of the Notice. The purchase price shall be paid in cash at the closing by certified check or by cashier's or official bank check. At the closing, Retail and/or its shareholders shall do all things and execute and deliver all such documents as may be necessary or reasonably requested by GMH in order to consummate such transfer. All accounting fees associated with the consummation of GMH's purchase of Retail shall be borne by GMH.

          9. RESTRICTIONS ON SALE AND TRANSFER. During the term hereof, Retail shall not transfer, sell or assign any substantial part of the assets of Retail and shall not redeem any of the outstanding shares of Retail and no shareholder of Retail shall transfer, sell or assign any of the outstanding shares of Retail except to the immediate family members (by blood or marriage) of such shareholder or any trustee of a trust all of the beneficial interests of which are owned by such shareholder or such shareholder's immediate family members with the prior consent of GMH, which shall not be unreasonably withheld. For purposes of this Section 9, an "assignment" shall include, but not be limited to, any transfer by means of an express assignment or in connection with any of the following: (a) a merger or consolidation with or into another entity, including, but not limited to, a corporation, partnership, limited liability company or limited liability partnership, whether or not such party is the surviving entity, (b) a sale of assets, or (c) a sale or transfer of equity interests.

          10. DEFAULT. Each of the following shall be an "Event of Default" hereunder:

          (a) DEFAULT BY RETAIL OR GMH. Either of Retail or GMH: (i) fails to pay any amount due hereunder on its due date; (ii) fails to observe or perform any material provision of this Agreement (other than an obligation to pay any amount due hereunder which shall be governed by (i) above), and such failure continues for more than fifteen (15) days after written notice by the other party; or (iii) becomes insolvent, is adjudged bankrupt, makes any assignment for the benefit of creditors, has a receiver appointed for it or any of its assets or is dissolved or if a substantial portion of its assets on more than fifty percent (50%) of its outstanding equity interests are sold or transferred, in one or more transactions.

          (b) ADDITIONAL DEFAULTS BY RETAIL: (i) If Retail shall fail to remedy or fail to promptly commence and pursue action toward remedying any material defect or deficiency in accordance with the terms of Section 1 of this Agreement, and such failure continues for more than fifteen (15) days after WRITTEN notice by GMH; (ii) Retail shall fail to comply with any and all applicable laws, statutes, ordinances, or regulations of any nature with respect to the Services, except where the failure to so comply will not materially adversely affect the operations or condition (financial or otherwise) of Retail, and such failure continues for more than fifteen (15) days after notice by GMH; or (iii) Retail fails to maintain the insurance required by this Agreement, and such failure continues for more than five (5) days after notice by GMH.

          11. REMEDIES UPON DEFAULT. If an Event of Default shall have occurred or be continuing by one party, the other party may, at its option, do one or more of the following: (i) terminate this Agreement in accordance with the terms of Section 12 hereof; and/or (ii) pursue its remedies in equity and/or at law.

          12.  Termination.  This Agreement may be terminated:

          (a)  by the mutual consent of GMH and Retail at any time; or

          (b) by either party hereto, by written notice upon the occurrence of an Event of Default by the other party hereto; or

          (c) by either party by written notice upon consummation of the purchase of Retail's business pursuant to Section 8 hereof.

          13. Rights and Responsibilities upon Termination. Upon termination of this Agreement all obligations of the parties hereunder shall terminate except (a) the obligation of each party to promptly pay when due all amounts owed to the other; (b) the indemnification obligations of the parties under
Section 16; and (c) the non-disclosure obligations under Section 14.

          14.  CONFIDENTIAL INFORMATION; NON-COMPETITION.

          (a) CONFIDENTIAL INFORMATION. During the term of this Agreement, GMH and Retail shall and shall cause their respective officers, directors, managers, employees, agents and affiliates to keep secret, protect and retain in strictest confidence, and not divulge, furnish, or make accessible to anyone or use in competition with or in a manner otherwise detrimental to the interests of the other, any confidential information of the other, including without limitation any confidential "know-how"; trade secrets; designs; plans; blueprints; specifications; drawings; manufacturing methods; processes and equipment; customer lists; pricing policies; operational methods; financial, business and marketing plans or strategies; product or service development techniques or plans; production cost information; technical data; documentation or software; discoveries; innovations; inventions; improvements or research projects ("Confidential Information"). The term "Confidential Information" does not include information that becomes generally available to the public other than as a result of an unauthorized disclosure by GMH or Retail or any agent or other representative thereof. GMH and Retail shall not, however, be obliged to keep confidential any information to the extent disclosure is required by law, or determined in good faith to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; provided, however, that in the event disclosure is required by law each shall give the other prompt notice of the intended disclosure so that an appropriate protective order can be timely sought.

          (b) NON-COMPETITION. Without the prior written consent of the other, during the term of this Agreement, neither GMH, nor Retail, nor any of their respective officers, directors, managers, employees, agents or Affiliates shall enter into any agreement to provide or pay for the provision of the same or similar services as provided hereunder, with any other party, provided that GMH may enter into such an Agreement for services to the extent that Retail is unable to provide the same.

          (c) RIGHTS AND REMEDIES UPON BREACH. In the event either party breaches, or threatens to commit a breach of, any of the provisions of this Section the other party hereto shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to and not in lieu of any other rights and remedies available to such party at law or in equity:

               (i) the right and remedy to have the provisions of this Section specifically enforced by any court of competent jurisdiction, without posting a bond or other security of any kind whatsoever, it being agreed that any breach or threatened breach of this Section would cause irreparable injury and that money damages would not provide an adequate remedy; and

               (ii) the right and remedy to require the breaching party to account for and pay over to the other party all compensation, profits, monies, accruals, increments or other benefits derived or received by such party as the result of any transactions constituting a breach of this Section.

          (d) SEVERABILITY OF COVENANTS. Each party acknowledges and agrees that the provisions of this Section are reasonable and valid in scope and in all other respects. If any court determines that any such provisions or any part thereof are invalid or unenforceable, the remainder of this Section shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          15. ARBITRATION. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this Section, which shall be the sole and exclusive procedures for the resolution of any such disputes.

          (a)  Negotiation Between Executives.

          (i) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between Kelly S. Herold of Retail and Gary M. Brost of GMH, or their successors with direct responsibility for administration of this contract. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include (a) a statement of each party's position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within 30 days after delivery of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored.

               (ii) If the matter has not been resolved by these persons within
                    60 days of the disputing party's notice, or if the parties fail to meet within 30 days, the dispute shall be referred to the Chairmen of the Boards of both parties who shall likewise meet to attempt to resolve the dispute. If the matter has not been resolved within 30 days from the referral of the dispute to such Chairmen, or if no meeting of such Chairmen has taken place within 15 days after such referral, either party may initiate arbitration as provided hereinafter.

             (iii) All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

          (b)  Arbitration under the CPR Rules.   Any dispute arising out of or
relating to this contract, or the breach, termination or validity thereof, that has not been resolved under Subsection (a) above, shall be settled by arbitration in accordance with the then current Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by a sole arbitrator or three independent and impartial arbitrators, of whom each party shall appoint one and those two shall appoint the third. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. <section> 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Atlanta, Georgia. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration.

          (c)  Provisional Remedies.   The procedures specified in this Section
shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this agreement; provided, however, that a party, without prejudice to the above procedures, may file a complaint for statute of limitations or venue reasons, or to seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action the parties will continue to participate in good faith in the procedures specified in this Section.

          (d)  Tolling Statute of Limitations.   All applicable statutes of
limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Section are pending. The parties will take such action, if any, required to effectuate such tolling.

          (e) Performance to Continue. Each party is required to continue to perform its obligations under this contract pending final resolution of any dispute arising out of or relating to this contract.

          16.  INDEMNIFICATION.

          (a) GMH agrees to indemnify, defend and hold harmless Retail, its officers, employees and directors (hereinafter collectively referred to as the "Indemnitee") against any and all losses, obligations, settlement payments, awards, judgments, fines, penalties, interest charges, claims, actions, costs, expenses, damages and liabilities, including reasonable attorneys' fees and any expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder, including without limitation court filing fees, court costs, arbitration fees or costs, witness fees, and fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals, whether incurred by an indemnified party in any action or proceeding between an indemnified party and an indemnifying party (including a proceeding to enforce this Agreement) or between an indemnified party and any third party, arising out of or in connection with the conduct of Retail's business (including, but not limited to, its Services and Retail Sales business segments) from and after the date hereof; provided, however, that, except as provided in the immediately following clause, GMH shall have no obligation to indemnify, defend or hold harmless Retail or the Indemnitees for any federal or state income taxes relating to Retail's business operations, whether heretofore or hereafter conducted; provided further, however, that GMH shall indemnify, defend and hold harmless Retail from any federal and state income tax liability incurred after the date hereof to the extent resulting from the recognition of "S Corporation" taxable profits which are absorbed by the Management Fee payable to GMH pursuant to Section 3(b) hereof.

          (b) Each Indemnitee shall use its best efforts to give prompt written notice to the indemnifying party or parties of any claim or event known to it that does or may give rise to a claim by such Indemnitee against the indemnifying party or parties based on this Agreement, stating the nature and basis of said claims or events and the amounts thereof, to the extent known.

          (c) The indemnifying party shall have the right to assume the defense of any action or claim for which it has an indemnification obligation under this
Section 16 using legal counsel reasonably acceptable to the indemnified party or parties.

          (d) The obligations of the parties under this Section shall survive termination of this Agreement.

          17. INDEPENDENT CONTRACTOR. In performing the services under this Agreement, Retail shall operate as and have the status of an independent contractor and shall not act as an agent or be an agent of GMH. Except as provided in Section 1 hereof with respect to the quality of the Services, as an independent contractor, Retail shall be solely responsible for determining the means and methods of performing the Services and shall have complete charge and responsibility for its personnel engaged in the performance of the Services.

          18. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia without giving effect to conflict of laws principles thereof.

          19.  NOTICES.

          (a) Except as provided in Section 19(b) hereof, all notices or other communications herein required or permitted to be given shall be in writing and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or four (4) business days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For purposes hereof, the addresses (until written notice of a change thereof is delivered as provided in this Section) shall be as follows:

          GMH:
                    General Manufactured Housing, Inc.
                    2255 Industrial Boulevard
                    Waycross, Georgia 31501
                    Attention:  Chief Executive Officer

          with a copy to:
                    GMH Holdings, Inc.
                    c/o Cyclorama Building
                    369 Franklin Street
                    Buffalo, New York  14202
                    Attention:  Gary M. Brost

          Retail:
                    M/H Retail, Inc.
                    1515 Albany Avenue
                    Waycross, Georgia 31501
                    Attention:  President

          with a copy to:
                    Holland & Knight
                    50 N. Laura Street, Suite 3900
                    Jacksonville, Florida  32202
                    Attention: L. Kinder Cannon III

          (b) Routine communications, including requests for Services, invoices and payments shall be considered as duly delivered when mailed, postage prepaid, by either registered or ordinary first class mail.

               20. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and contains all of the terms and conditions thereof and supersedes all prior understandings relating to the subject matter hereof, including, but not limited to, the Agreement dated March 23, 1988 between GMH and Retail, as amended.

               21. AMENDMENT. This Agreement may be amended, modified or supplemented only by a written agreement executed by GMH and Retail.

               22. WAIVER. Failure of either party to enforce, at any time, the provisions of this Agreement, does not constitute a waiver of such provisions in any way or waive the right of either party at any time to avail itself of such remedies as it may have for the breach or breaches of such provisions. None of the conditions of this Agreement shall be considered waived by either party unless such waiver is explicitly given in writing by the other party. No such waiver shall be a waiver of any past or future default, breach, or modification, unless expressly stipulated in such waiver.

               23. BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and permitted assigns; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors and permitted assigns, any rights and remedies, obligations or liabilities under or by reason of this Agreement.

               24. ASSIGNMENT. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party hereto. Any assignment of this Agreement other than in accordance with this Section 24 shall be void and of no effect. For purposes of this
Section 24, an "assignment" shall include, but not be limited to, any transfer by either party of its rights and duties under this Agreement by means of an express assignment or in connection with any of the following: (a) a merger or consolidation of either party with or into another entity, including, but not limited to, a corporation, partnership, limited liability company or limited liability partnership, whether or not such party is the surviving entity, (b) a sale of all or a substantial part of either party's assets, or (c) a sale or transfer of 50% or more of such party's outstanding equity interests.

               25. SEVERABILITY. If any court of competent jurisdiction determines that any clause, provision, section, or other portion of this Agreement, or any part thereof, is invalid or unenforceable, the remainder of this Agreement shall not thereby be affected and shall be given full force and effect, without regard to any invalid portions.

               26. BLUE PENCILLING. If any court of competent jurisdiction determines that any of the provisions contained in this Agreement are legally unenforceable because of the duration or other scope of such provision, the parties agree and consent to such court reducing the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be fully enforceable.

               27. HEADINGS. Headings of the Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect nor shall they be used to interpret this Agreement.

               28. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which once so executed and delivered shall be deemed an original, but all of which together shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMH and Retail have executed this Agreement as of the day and year first above written.


                              GENERAL MANUFACTURED HOUSING, INC.




                              By:  /s/  Gary M. Brost
                                   -----------------------------------
                                   Gary M. Brost
                                   Executive Vice President

Signed in the presence of:




/s/   David Leve
-------------------------------
WITNESS


                              M/H RETAIL, INC.



                              By: /s/  Lannis Thomas
                                  ------------------------------------
                                   Lannis Thomas
                                   President

Signed in the presence of:




/s/   [ILLEGIBLE]
-------------------------------
WITNESS